May 23, 2002


Stephen P. Jarchow
Paul Colichman
Regent Worldwide Sales, LLC
8411 Preston Road
Suite 650
Dallas, TX  75225


RE:   Letter of Intent


Gentlemen:

      The purpose of this letter is to express our mutual interest and intention to effectuate a series of business transactions (collectively, the "Transaction") pursuant to which Advance Display Technologies, Inc., a Colorado corporation ("ADTI"), will acquire all of the issued and outstanding membership interests in Regent Worldwide Sales, LLC, a Texas limited liability company ("RWS") which owns distribution rights to a film library of approximately 3,500 films originally produced or acquired by Regent Entertainment, Inc. or its affiliates (the "Film Library").

1. SUMMARY OF TRANSACTION. At a closing which is anticipated to occur no later than 90 days after the signing of this letter (the "Closing"), all of the 1,843,902 outstanding shares of ADTI's Series C Preferred Stock will be converted into common stock at a 1-for-1 ratio (the "Preferred Conversion"). In addition, ADTI's existing debt will be converted to common stock or otherwise extinguished. ADTI will also effect a 1 for 64 reverse stock split of ADTI's common stock. After the split, there will be approximately 750,000 shares of common stock outstanding, on a fully-diluted basis (excluding (i) 7,813 common stock purchase warrants at $9.60 per share (post-split), expiring in 2006, originally issued to Tucker Anthony Inc., (ii) 7,813 stock options, expiring in 2008, issued to Matthew Shankle at $10.34 per share (post-split) and (iii) various shares of common stock, convertible preferred stock and warrants to be issued in the Transaction as described herein). RWS will then be acquired by ADTI and the combined entity will raise an additional $8 million in equity capital. Except for the reference above to the Series C Preferred Stock, all references to amounts of shares of common stock, preferred stock, or common stock equivalents made in this letter are on a post-split basis.

2. CONTRIBUTION AND ISSUANCE OF SHARES. Stephen P. Jarchow and Paul Colichman (the "Owners"), the owners of all of the issued and outstanding membership interests in RWS (the "Membership Interests") will contribute the Membership


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May 23, 2002
Page 2


      Interests to ADTI and, in exchange, ADTI will issue 5,250,000 shares of a new series of ADTI's preferred stock which will have one vote per share on the election of directors and other matters (the "Contribution Shares") to the Owners (the "Contribution Transaction"). The Contribution Shares convert into common stock on a 2-for-1 basis (2 preferred shares will yield 1 common share), and are convertible at any time at the election of the Owners. The Contribution Shares will comprise a majority of the voting shares of ADTI immediately after the Closing. During or immediately after the Transaction, RWS will change its name to World Media Sales, LLC by merging into a newly formed Colorado company with that name, and the combined entity will remain a wholly-owned subsidiary of ADTI.

3. EQUITY OFFERING. An equity financing of the newly-combined entity in the amount of $8,000,000 will be effected as part of the Closing (the "Offering"). ADTI will offer and sell Units comprised of 2,062,500 shares of its common stock and 2,062,500 shares of a new class of 8% Convertible Preferred Stock which will have one vote per share on the election of directors and other matters (the "Convertible Preferred Stock") at the Closing. The Convertible Preferred Stock will be immediately convertible into shares of common stock on a 1-for-1 basis and will automatically convert if, beginning one year after the Closing, the closing price for the common stock is higher than $4.50 for any 30 consecutive trading days. The proceeds of the Offering will be used to pay closing costs and meet the operating needs of ADTI and its subsidiaries. Approximately $1.3 million of the proceeds of the Offering will be used to pay off a production line of credit at Lone Star Bank which encumbers the Film Library. A portion of the proceeds will be used to repay bridge loan(s) of up to $350,000 (the "Bridge Loan") made to ADTI by one or more of its existing shareholders (the "Bridge Lenders") to defray the costs of the Transaction and other pre-existing obligations of ADTI. At Closing, the Bridge Lenders may elect to convert some or all of the Bridge Loan into Units sold in the Offering, or to be paid in cash from the Offering proceeds. ADTI, RWS and the placement agent may agree to increase the size of the Offering by as much as ten percent (10%) of the Offering or $800,000.

4. ADTI SHAREHOLDER DEBT. At Closing, all of the debt currently owed by ADTI to its principal shareholders other than the Bridge Loan (the "Shareholder Debt") will be extinguished. Approximately seventy five percent (75%) of the Shareholder Debt will be converted into shares of ADTI common stock at a conversion price to be agreed on by the parties and the interest on all of such debt shall be forgiven (the "Debt Conversion"). The Debt Conversion will not increase the amount of outstanding shares of ADTI common, which will remain approximately 750,000 prior to the Contribution Transaction and the Offering.


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May 23, 2002
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      ADTI's current display technology assets (the "Technology") will then be transferred to a newly-created entity, DebtCo LLC, owned by the holders of the Shareholder Debt, in exchange for the extinguishment of the remaining twenty five percent (25%) of the Shareholder Debt (the "Exchange Transaction"). As part of the Exchange Transaction, ADTI will retain a perpetual 10% royalty interest on any revenues generated by DebtCo LLC or its assigns from the Technology after the Closing. Following the Exchange Transaction, ADTI will have no other debt except regular accounts payable incurred in the ordinary course of business, the Bridge Loan and other costs associated with the Transaction, including, but not limited to, investment banking fees, placement agent fees, financial consulting fees, appraisal costs, legal fees and accounting fees. The obligations of the respective parties to effect the reverse stock split and to close each of the Offering, the Contribution Transaction, the Debt Conversion and the Exchange Transaction will each be conditional upon the consummation of every other part of the Transaction.

5. SHARE OWNERSHIP. After the Transaction, it is anticipated that the approximate beneficial ownership of the outstanding shares of ADTI common stock (including the Contribution Shares and the Convertible Preferred Stock as common stock equivalents but excluding options and warrants), will be as follows:

            --------------------------------------------------------------------
                                       Equity Ownership   Equity %   Voting %*
            --------------------------------------------------------------------
            Current ADTI                 750,000 shares      9.9%        7.4%
            shareholders
            --------------------------------------------------------------------
            Current RWS Owners         2,625,000 shares     34.8%       51.6%
                                          (or 5,250,000
                                              shares of
                                              preferred
                                                 stock)
            --------------------------------------------------------------------
            Offering investors         4,125,000 shares     54.6%       40.5%
            --------------------------------------------------------------------
            Investment Banking Fee        52,500 shares       .7%         .5%
            --------------------------------------------------------------------
            Total                      7,552,500 shares      100%        100%
            --------------------------------------------------------------------
            *Voting % assumes that the Contribution Shares have not been converted to common stock.

      If the overallotment option is exercised, these numbers would change proportionately.

6. ISSUANCE OF WARRANTS. At Closing, ADTI will issue to the holders of 5% or more of ADTI common stock (calculated after the Debt Conversion and the Exchange Transaction but before the Offering and the Contribution Transaction) an aggregate of 50,000 (post-split) 5 year common stock purchase warrants exercisable at 120% of the Offering price. As partial consideration for such warrants, all ADTI common stock
      (including the common stock underlying the


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May 23, 2002
Page 4


      warrants) owned by recipients of such warrants will be subject to a six-month lock-up period beginning at the Closing.

7. BRIDGE LOAN WARRANTS. At Closing, ADTI will issue to each Bridge Lender one 5 year common stock purchase warrant exercisable at 120% of the Offering price for every $2.50 loaned by that Bridge Lender as part of the Bridge Loan. As partial consideration for such warrants, all ADTI common stock owned by the Bridge Lenders receiving such warrants (including the common stock underlying the warrants) will be subject to a six-month lock-up period beginning at the Closing.

8. PLACEMENT AGENT AND FINANCIAL ADVISOR COMPENSATION. Pursuant to an engagement letter to be entered into by ADTI and Brean Murray & Co., Inc. and 17th Street Strategic Advisors ("SSSA"), at Closing ADTI will
      (i) pay a cash fee equal to seven percent (7%) of the proceeds raised in the Offering, including any converted Bridge Loan and over-allotment option (ii) issue 412,500 five year common stock purchase warrants exercisable at 120% of the Offering price, and (iii) pay an investment banking fee comprised of $150,000 and 52,500 shares of ADTI common stock. ADTI will also pay SSSA a financial consulting fee of $50,000 upon the delivery of the private placement memorandum to investors.

9. RWS DEBT. At or before Closing, RWS will have obtained a line of credit with J.P. Morgan/Chase in the amount of approximately $7.5 million
      (the "Credit Line") which will have approximately $4.2 million drawn down as of the date of the Closing. The Credit Line will be secured by the Film Library. The Contribution Transaction will be approved by J.P. Morgan/Chase and Lone Star Bank, both of which have indicated willingness to approve the Transaction. The Lone Star Bank debt will be paid off at or before the Closing. Prior to Closing, RWS will provide to ADTI documentation which represents that the projected revenue to be derived from the distribution of the Film Library by RWS is equal to or greater than 120% of the initial draw down under the Credit Line.

10. CHANGE OF NAME. At Closing, ADTI will adopt World Entertainment Networks, Inc. ("WENET") as its trade name. ADTI's corporate name will be changed by an amendment to its Articles of Incorporation at its next regularly scheduled shareholders meeting.

11. MANAGEMENT. After Closing, the management of ADTI/WENET (the "Company") will be comprised of Stephen P. Jarchow as CEO and Chairman of the Board, Matthew Shankle as COO, and Paul Colichman as President. Each will enter into an employment agreement that will include a base salary of


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May 23, 2002
Page 5


      $150,000 per annum and a term of five years. Mr. Shankle will devote 100% of his work availability to the Company, and each of Mr. Jarchow and Mr. Colichman will devote 50% of their respective work availability to the Company. The employment agreements will provide for increased compensation upon the successful launch and profitable operation of channel and VOD services. Additional compensation shall be awarded by the Board of Directors on an individual basis, based on individual merit and the Company's performance and financial resources.

12. BOARD OF DIRECTORS. The Board of Directors of the Company will be comprised of at least five members, including Messrs. Jarchow, Colichman and Shankle, and two members selected by the current ADTI shareholders and the investors in the Offering. As holders of a majority of the voting rights of the Company immediately after the Closing, the Owners will have the power to elect a majority of the Board of Directors of the Company.

13. RIGHT OF FIRST NEGOTIATION. At or before Closing, RWS will have a non-cancelable, fully assignable right of first negotiation for a period of ten (10) years to acquire and/or distribute all completed motion pictures produced by Regent Productions, LLC, or any other production company controlled by, or affiliated with, Regent Entertainment, Inc., or its successors or affiliates, on terms to be negotiated in each case. The Credit Line primarily will be used for this purpose.

14. DUE DILIGENCE. In reliance on their mutual agreement to and acceptance of this letter of intent, upon execution hereof, ADTI and RWS will each immediately commence a due diligence investigation of the other party's business, assets, liabilities, operations and financial condition. Each party will afford the other party and their agents and representatives reasonable access to all information concerning such party's business, liabilities, assets, business plans, financial condition, pending or threatened litigation, and material contracts for the purpose of making such due diligence investigation or examination as may be deemed necessary by the requesting party, in its sole discretion. Neither party will communicate with any employee of the other party without prior written consent.

      Prior to and as of the signing of the letter of intent, neither ADTI nor RWS has undertaken any due diligence investigation of the financial condition of the other. The Closing of the Transaction is contingent upon the mutual satisfaction of RWS and ADTI with the results of their respective due diligence investigations.

15. DEFINITIVE AGREEMENT. Upon execution of this letter by both parties, the parties will promptly begin to negotiate, in good faith, the terms of a definitive agreement


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May 23, 2002
Page 6


      for the Contribution Transaction, the final terms of the Offering, the Preferred Conversion, the Debt Conversion and the Exchange Transaction, including all related or underlying documents, which documents (the "Transaction Documents") will be in a form customary for transactions of this type and will include, in addition to those matters specifically set forth in this letter, customary representations, warranties, covenants and agreements, conditions of closing and other provisions.

16. FEES AND EXPENSES. All fees, costs and expenses relating to the preparation of this letter, the Transaction Documents and all other matters in connection with the Transaction, including but not limited to legal, accounting, and filing fees, will be borne by the party incurring the same; provided, however, that in the event of a dispute between the parties arising out of this letter or a definitive agreement, the prevailing party shall be entitled to recover its legal fees and all reasonable costs and expenses.

17. NEGOTIATIONS WITH OTHER PARTIES. ADTI. RWS and the Owners each agree that none of them will, for the period from the signing of this letter of intent until August 31, 2002, engage in any discussions or negotiations with or respond to any inquiries from third parties with respect to the sale of, or offer to sell, ADTI, RWS or the Membership Interests or any part thereof, or otherwise transfer the Membership Interests without the other parties' prior written consent.

18. TERMINATION OF THIS LETTER OF INTENT. The parties intend to use their best efforts to execute a definitive agreement for the Contribution
      Transaction as soon as practicable but in no event later than August 31, 2002. If a definitive agreement is not signed by that date, this letter will terminate and will be of no further force or effect (except for sections 16, 17 20, & 21). Notwithstanding anything to the contrary herein, either party may abandon negotiations by written notice sent to the other party by certified mail, without liability to any other party in any respect whatsoever at any time.

19. CONTINGENCIES. The parties recognize that the consummation of the transaction is contingent upon the occurrence of a number of future events, including, but not limited to, the following:

      (a) satisfactory completion of "due diligence" reviews by ADTI and RWS;

      (b) approval of the reverse split by the current shareholders of ADTI;


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May 23, 2002
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      (c) preparation and execution by the parties of a definitive agreement for the Contribution Transaction and the other Transaction Documents, including terms and conditions, such as representations, warranties, covenants, and indemnities, mutually acceptable to the parties; and

      (d) the consummation of the Offering.

20. NONDISCLOSURE. Neither ADTI nor RWS will, without the other party's prior written consent, disclose to any person or entity (other than their respective employees or agents who are actively and directly participating in evaluating the proposed transaction) any information about the proposed transaction or the terms, conditions, or other facts relating thereto, including the fact that discussions are taking place or the status thereof. If either party determines that it does not wish to proceed with the proposed transaction, that party will promptly advise the other party of that decision. In such a case, or if a definitive agreement is not executed by August 31, 2002 or such later date as may be agreed upon by the parties, each party shall promptly deliver to the other party or destroy all documentation furnished by the other party, and copies and summaries thereof, and certify that all such materials have been returned or destroyed.

21. PUBLIC ANNOUNCEMENTS. No public announcement relating to this transaction shall be made by RWS or any affiliate thereof without the prior written consent of ADTI. RWS acknowledges that ADTI is required by applicable securities laws and regulations to announce this letter of intent in a press release and in one or more filings with the Securities and Exchange Commission, and expressly acknowledges and agrees to such announcement and filings. RWS will be given the opportunity to review and approve such press release.

22. NO BINDING EFFECT. This letter constitutes an expression of intent only and, other than the obligations and allocations of responsibility provided by sections 16, 17 20, & 21 hereof, does not create a legally binding or enforceable contract between the parties.

23. COUNTERPARTS. This letter of intent may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

24. ENTIRE AGREEMENT. This letter of intent supersedes all prior letters of intent, discussions, representations, arrangements and understandings between the parties relating to the subject matter hereof. No alteration, modification, interpretation or amendment hereto shall be valid unless signed by each of the parties.


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May 23, 2002
Page 8


25. GOVERNING LAW. This letter of intent will be governed by the laws of the State of Colorado without giving effect to principles of conflicts of laws.

      If the foregoing accurately reflects your understanding of the proposed transaction under discussion and the intent of the parties, please sign and date the enclosed copy of this letter where indicated below, and return the copy to me.

      We look forward to working with you to successfully close the Transaction.

                                    Sincerely yours,

                                    ADVANCE DISPLAY TECHNOLOGIES, INC.

                                    By: /S/ MATTHEW W. SHANKLE
                                        --------------------------------------
                                          Matthew W. Shankle, President


ACCEPTED AND AGREED to this 23rd day of May, 2002:

REGENT WORLDWIDE SALES, LLC

By: /s/ STEPHEN P. JARCHOW
    --------------------------------
    Stephen P. Jarchow
    Chairman and CEO

/s/ STEPHEN P. JARCHOW
------------------------------------
STEPHEN P. JARCHOW, Individually


/S/ PAUL COLICHMAN
------------------------------------
PAUL COLICHMAN, Individually